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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Verint Systems Inc. on Form S-3 of our report dated March 10, 2003, included in the Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2003, and to the use of our report dated March 10, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Jericho, New York
May 15, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT